EXHIBIT 23.2


COWAN, GUNTESKI & CO., P.A.
Certified Public Accountants & Business Consultants




         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form SB-2 of our report included herein dated January 26, 2005 relating to the consolidated financial statements of Lorcom Technologies, Inc. and subsidiaries and to the reference to our Firm under the caption "Experts" in the Prospectus.



COWAN, GUNTESKI & CO., P.A.


Toms River, NJ
February 22, 2005